Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following registration statements of our report dated March 29, 2004 with respect to the consolidated financial statements and financial statement schedule as of and for the year ended December 31, 2003 of Tripos, Inc., included in the Annual Report (Form 10-K) for the year ended December 31, 2005.

Form Number	Registration Statement Number	Description
Form S-8	33-79610	Tripos, Inc. 1994 Stock Plan, the Tripos, Inc. 1994 Director Option Plan, and Tripos, Inc. 1994 Employee Stock Purchase Plan
Form S-8	333-09459	Tripos, Inc. 1996 Director Stock Compensation Plan and Tripos, Inc. 1994 Director Option Plan, amendment
Form S-8	333-33163	Tripos, Inc. 1996 Director Stock Compensation Plan, amendment, Tripos, Inc. 1994 Stock Option Plan, amendment, and Tripos, Inc. 1994 Director Option Plan, amendment
Form S-8	333-61829	Tripos, Inc. 1994 Employee Stock Purchase Plan, amendment, and Tripos, Inc. 1994 Stock Option Plan, amendment
Form S-8	333-102015	Tripos, Inc. 2002 Employee Stock Purchase Plan
Form S-8	333-102065	Tripos, Inc. 1994 Director Option Plan, amendment

                                                                                                                                              /s/ Ernst & Young LLP

St. Louis, Missouri

April 5, 2006